UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 21, 2010

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On June 21, 2010, Wave Systems Corp. (the “Company”) held its Annual Meeting of shareholders.  At the Annual Meeting, the shareholders voted on the following matters:

The election of five directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified.  The previous board was re-elected with the following results:

DIRECTOR	FOR	AGAINST	WITHHELD	ABSETENTIONS AND BROKER NON- VOTES
John E. Bagalay, Jr.	11,613,711	0	1,292,345	0
Nolan Bushnell	10,508,050	0	2,398,006	0
George Gilder	11,797,626	0	1,108,430	0
John E. McConnaughy, Jr.	10,516,859	0	2,389,197	0
Steven Sprague	11,643,937	0	1,262,119	0

Ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The appointment was approved with the following results: For: 67,140,538; Against: 555,803; Withheld: 0; Abstentions and Broker Non-Votes: 117,051.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: September 13, 2010